UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 16, 2022

Date of Report (Date of earliest event reported)

CONNEXA SPORTS TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	333-214463	61-1789640
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2709 N. Rolling Road, Suite 138

Windsor Mill, MD

21244

(Address of principal executive offices, including Zip Code)

(443) 407-7564

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 7, 2022, Slinger Bag, Inc. (the “Company”) filed Articles of Conversion, including a Plan of Conversion, with the Secretary of State of the State of Nevada (the “Nevada Secretary”) and a Certificate of Conversion and Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Delaware Secretary”) to change the Company’s domicile from Nevada to Delaware. In the connection with this change in domicile, the Company also adopted new Delaware bylaws and changed its name to “Connexa Sports Technologies Inc.” The Nevada Secretary approved the Articles of Conversion on April 8, 2022, and the Delaware Secretary approved the Certificate of Conversion and Certificate of Incorporation on April 7, 2022. The Financial Industry Regulatory Authority cleared the name change on May 13, 2022, effective as of the open of business on May 16, 2022.

Item 7.01 Regulation FD Disclosure

A press release announcing the Company’s change in domicile and name was issued on May 16, 2022 and is being furnished as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed and furnished as part of this report.

Exhibit No.	Description
2.1	Articles of Conversion (Nevada)
2.2	Plan of Conversion (Nevada)
2.3	Certificate of Conversion (Delaware)
3.1	Certificate of Incorporation (Delaware)
3.2	Bylaws (Delaware)
99.1	Press Release dated May 16, 2022 (furnished pursuant to Item 7.01)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

cONNEXA sPORTS TECHNOLOGIES inc.
a Delaware corporation

Dated: May 16, 2022	By:	/s/ Mike Ballardie
Chief Executive Officer